Exhibit 99.1

For details contact:
Larry Thede
Phone (720)283-2450
E-mail: ir@udrt.com
www.udrt.com
PRESS RELEASE
For Immediate Release
UNITED DOMINION REALTY TRUST, INC. ANNOUNCES
FOURTH QUARTER AND FULL-YEAR 2005 RESULTS
RICHMOND, VA. (February 6, 2006) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $66.3 million, or $0.44 per share (diluted), for the quarter ended December 31, 2005. This compares to FFO of $57.5 million, or $0.39 per share (diluted), for the same period a year ago. For the full year, the Company reported Funds From Operations of $242.0 million, or $1.61 per share (diluted), compared to FFO of $219.6 million, or $1.51 per share (diluted), for the prior year.
“2005 was an outstanding year for UDR in three key areas,” stated Thomas W. Toomey, President and Chief Executive Officer. “First, we achieved our best operating performance in over five years as measured by same store occupancy, revenue growth, and net operating income. Second, we improved our portfolio with over $850 million in acquisitions and sales, and by investing $156 million, twice the amount spent in 2004, in our asset quality and development programs. Third, we continued to maintain a strong balance sheet and took advantage of opportunities to reduce interest cost through redemptions and new financings at lower interest rates. Our focus for 2006 is to create value by continuing to aggressively pursue these strategies.”
Fourth Quarter Highlights
•	Recorded 5.2% same community revenue growth, led by net rent increases of 4.8%.

•	Registered the eighth consecutive quarter of accelerating sequential same store revenue growth.

•	Achieved same store occupancy of 94.7%, up from 94.1% in the fourth quarter of 2004, the highest level in over 5 years.

•	Acquired three apartment communities for $96.8 million at a blended cap rate of 5.2%.

•	Sold one apartment community in Phoenix, Arizona for $79.6 million, at a cap rate of 2.7%, realizing a gain of $55.2 million, and one jointly developed community in Houston, Texas, at a cap rate of 5.1%, for a gain of $3.8 million.

•	Issued $250 million of convertible senior notes due 2035 with a coupon of 4.0%.

•	Repurchased 3.2 million shares of common stock at an average purchase price of $23.03 per share.

Portfolio Operating Performance and Same Community Results
During 2005, 58,840 apartment homes, or 79% of total apartment homes, were classified as Same Community. During the fourth quarter, 63,219 apartment homes, or 84% of total apartment homes, were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least five quarters as of the beginning of the most recent quarter.
Same Community Results, Full Year 2005/Full Year 2004
($ in thousands, except collections and total income per occupied home)

	YTD05	YTD04	% Change
Rent and other income	$525,096	$509,799	3.0%
Concessions	11,426	14,311	-20.2%
Bad debt	2,016	2,388	-15.6%
Total income	511,654	493,100	3.8%
Expenses	196,859	188,586	4.4%
Net operating income	314,795	304,514	3.4%

Collections per occupied home	$734	$713	3.0%
Total income per occupied home	$766	$743	3.1%
Avg. physical occupancy	94.5%	93.9%	60bps
Operating margin	61.5%	61.8%	-30bps
Resident credit loss, % of effective rent	0.4%	0.5%	-10bps
Comparing full year 2005 to full year 2004, on a Same Community basis, 82% of the portfolio generated positive revenue growth and 65% of the portfolio generated positive NOI growth.
Same Community Results, 4Q05/4Q04
($ in thousands, except collections and total income per occupied home)

	4th Qtr ’05	4th Qtr ’04	% Change
Rent and other income	$146,065	$140,177	4.2%
Concessions	2,848	3,955	-28.0%
Bad debt	659	741	-11.1%
Total income	142,558	135,481	5.2%
Expenses	54,817	51,044	7.4%
Net operating income	87,741	84,437	3.9%

Collections per occupied home	$761	$730	4.3%
Total income per occupied home	$794	$760	4.5%
Avg. physical occupancy	94.7%	94.1%	60bps
Operating margin	61.5%	62.3%	-80bps
Resident credit loss, % of effective rent	0.5%	0.5%	0bps
Comparing fourth quarter 2005 to fourth quarter 2004, on a Same Community basis, 84% of the portfolio generated positive revenue growth and 69% of the portfolio generated positive NOI growth.

Same Community Results, 4Q05/3Q05
($ in thousands, except collections and total income per occupied home)

	4th Qtr ’05	3rd Qtr ’05	% Change
Rent and other income	$146,065	$144,791	0.9%
Concessions	2,848	3,239	-12.1%
Bad debt	659	651	1.2%
Total income	142,558	140,901	1.2%
Expenses	54,817	55,537	-1.3%
Net operating income	87,741	85,364	2.8%

Collections per occupied home	$761	$754	0.9%
Total income per occupied home	$794	$785	1.2%
Avg. physical occupancy	94.7%	94.6%	10bps
Operating margin	61.5%	60.6%	90bps
Resident credit loss, % of effective rent	0.5%	0.5%	0bps
Comparing fourth quarter 2005 to third quarter 2005, on a Same Community basis, 65% of the portfolio generated positive revenue growth and 71% of the portfolio generated positive NOI growth.
Non-Mature Properties
The composition of the Company’s portfolio has changed significantly over the past five years with $3.5 billion in acquisitions and sales.
Currently, 16% of the portfolio is considered ‘non-mature,’ meaning that the communities have not been owned or stabilized for more than five quarters. In the coming quarters, the Same Community portfolio will benefit from an influx of 7,324 homes from acquired properties currently considered non-mature, located primarily in California, Metropolitan Washington D.C. and Florida. These high barrier markets comprise approximately 89% of non-mature NOI, and the average monthly net rent per occupied home of these assets is $1,233 per month. Net rent per occupied home for these communities registered sequential growth that is almost triple the growth rate of the same community portfolio.
In the first quarter of 2006, 6,499 homes with average monthly net rent per occupied home of $1,127 will be added to the same store pool. Communities that will be added to same store results are higher rent and higher occupancy markets than the current same community portfolio.
Portfolio Repositioning
During the fourth quarter, the Company acquired three apartment communities with 540 apartment homes for a total purchase price of $96.8 million (averaging $179,170 per home).
The purchases included 125 homes in Seattle, WA, which generate $1,502 per month per home in collections. Construction was finished on this community in October, 2005. This transaction was completed at a 5.0% cap rate, calculated as a year one stabilized return after an initial lease up period.

The other two acquisitions were in San Mateo, California. The Bay Terrace community in San Mateo includes a total of 127 town homes which generate $1,443 per month per home in collections. The Company will upgrade this property with new kitchens and baths and believes it is a potential future condo conversion candidate. The other community, Lake Pines, is adjacent to Bay Terrace. It consists of 288 homes and a total of 8.9 acres of land. The homes generate $1,180 per month in collections. They have undergone recent interior and exterior renovation and the Company will continue to upgrade the property with additional improvements including new kitchens and baths. The California transactions represented a blended capitalization rate of 5.2% using forward twelve months of operations and a weighted average reserve for recurring capital expenditures of $510 per home.
The Company also sold a 17-year-old, 350-home community in Phoenix to an investor that plans to convert the property to condominiums. The sales price produced a gain of $55.2 million and represents a 2.7% capitalization rate based on trailing 12 months NOI less a capital expenditure reserve of $510 per home and an implied 2.75% management fee. At the time of sale the average monthly rent was $979 per home.
The company sold a jointly developed 504 home community in Houston, Texas for $39.2 million. This represented a 5.1% cap rate based on projected development pro forma cash flow. The company had a 20% interest in the joint venture and recognized an after-tax gain of $3.8 million on the sale. In addition, the Company sold 138 condominiums for $36.4 million and an after-tax profit of $9.1 million.
Financing Activities
In December, the Company issued $250 million of convertible senior notes due 2035 with a coupon of 4.0%. The net proceeds were used for debt repayment and to repurchase the Company’s common stock.
Stock Repurchase
During the fourth quarter, the Company repurchased a total of 3,180,350 shares of common stock at an average purchase price of $23.03 per share. The Company’s Board of Directors previously authorized a share repurchase program which currently has up to 1.2 million shares available for repurchase.
Earnings Guidance
The Company believes that financial results for 2006 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities, portfolio repositioning, financing activities, its ability to prepay high coupon debt, and other factors. The Company’s guidance for first quarter 2006 FFO is $0.40 to $0.42 per share (diluted) and $1.63 to $1.73 per share (diluted) for the full year 2006. All guidance is based on the current expectations and judgment of the Company’s management team.
Detailed assumptions for the Company’s 2006 guidance can be found on our website at:
http://media.corporate-ir.net/media_files/irol/11/112440/guidance/guidance.pdf

A reconciliation of the range provided for projected 2006 FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	2006

Funds From Operations(1)	$1.73	$1.63
Conversion to GAAP Share Count (2)	0.16	0.15
Minority Interest of OP Unit Holders (2)	(0.03)	(0.05)
Depreciation (3)	(1.70)	(1.65)
Gains (3)	0.50	0.70
Preferred Dividends	(0.09)	(0.09)

Expected Earnings Per Share	$0.57	$0.69

(1)	The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (GAAP)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.

(2)	Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.

(3)	Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.
Supplemental Information
The Company offers Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at:
http://www.udrt.com/resources/files/Investor_Relations/4Q2005.pdf
Conference Call Information
Date: February 7, 2006
Time: 1:00 p.m. Eastern Time
To Participate in the Telephone Conference Call:
Domestic: 800-218-0204
International: 303-262-2142
If you have any questions, please contact:
Gloria Price: 720-283-6132
E-mail: gprice@udrt.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11050012#
The playback can be accessed through February 14, 2006.
Webcast:
The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.
About United Dominion Realty Trust, Inc.
United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has raised the dividend each of the last 29 years. United Dominion is included in the S&P MidCap 400 Index. At December 31, 2005, the Company owned 74,875 apartment homes and had 1,335 homes under development. Additional information about United Dominion may be found on its Web site at www.udrt.com.
Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1
UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In thousands, except per share amounts	2005	2004	2005	2004

Rental income	$176,871	$155,978	$680,553	$572,408

Rental expenses:
Real estate taxes and insurance	20,898	17,595	81,151	66,424
Personnel	17,812	16,350	69,939	59,912
Utilities	10,860	8,840	40,037	34,360
Repair and maintenance	8,924	9,467	40,570	41,689
Administrative and marketing	6,213	5,470	23,846	20,013
Property management	4,881	4,717	19,309	17,881
Other operating expenses	308	375	1,178	1,226

	69,896	62,814	276,030	241,505

Non-property income:
Sale of technology investment	—	—	12,306	—
Non-property income	1,559	395	4,535	2,608

	1,559	395	16,841	2,608

Other expenses:
Real estate depreciation and amortization	56,165	47,053	209,856	163,176
Interest	43,162	35,615	162,508	123,170
General and administrative	7,997	6,081	24,819	19,316
Loss on early debt retirement	—	—	6,662	—
Other depreciation and amortization	711	794	2,752	3,301

	108,035	89,543	406,597	308,963

Income before minority interests and discontinued operations	499	4,016	14,767	24,548
Minority interests of outside partnerships	(18)	(15)	(108)	(182)
Minority interests of unitholders in operating partnerships	176	112	45	55

Income before discontinued operations, net of minority interests	657	4,113	14,704	24,421
Income from discontinued operations, net of minority interests (including gain on sales) (A)	71,991	21,400	140,462	72,731

Net income	72,648	25,513	155,166	97,152
Distributions to preferred stockholders — Series B	(2,911)	(2,911)	(11,644)	(11,644)
Distributions to preferred stockholders — Series D (Convertible)	—	(348)	—	(3,473)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(1,000)	(3,726)	(4,414)
Premium on preferred stock conversions	—	(1,042)	—	(5,729)

Net income available to common stockholders	$68,806	$20,212	$139,796	$71,892

Earnings per weighted average common share — basic and diluted:
Loss from continuing operations available to common stockholders, net of minority interests	($0.02)	($0.01)	($0.00)	($0.01)
Income from discontinued operations, net of minority interests	$0.53	$0.16	$1.03	$0.57
Net income available to common stockholders	$0.51	$0.15	$1.03	$0.56

Common distributions declared per share	$0.3000	$0.2925	$1.2000	$1.1700

Weighted average number of common shares outstanding — basic	135,875	131,136	136,143	128,097
Weighted average number of common shares outstanding — diluted	135,875	131,136	136,143	128,097

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at December 31, 2005.

Attachment 2
UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In thousands, except per share amounts	2005	2004	2005	2004

Net income	$72,648	$25,513	$155,166	$97,152

Adjustments:
Distributions to preferred stockholders	(3,842)	(4,259)	(15,370)	(19,531)
Real estate depreciation and amortization	56,165	47,053	209,856	163,176
Minority interests of unitholders in operating partnership	(176)	(112)	(45)	(55)
Real estate depreciation related to unconsolidated entities	91	72	311	279

Discontinued Operations:
Real estate depreciation	—	2,944	2,568	17,452
Minority interests of unitholders in operating partnership	4,497	1,441	8,775	4,898
Net gains on sale of depreciable property	(76,891)	(17,664)	(143,547)	(52,903)
Net incremental gains on the sale of condominium homes	9,067	1,202	16,717	1,202
Net incremental gain on the sale of a depreciable asset related to an unconsolidated entity	3,823	—	3,823	—

Funds from operations (“FFO”) — basic	$65,382	$56,190	$238,254	$211,670

Distribution to preferred stockholders — Series D and E (Convertible)	931	1,348	3,726	7,887

Funds from operations — diluted	$66,313	$57,538	$241,980	$219,557

Weighted average number of common shares and OP Units outstanding — basic	144,528	139,882	144,689	136,852
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	149,927	148,302	150,141	145,842

FFO per common share — basic	$0.45	$0.40	$1.65	$1.55

FFO per common share — diluted	$0.44	$0.39	$1.61	$1.51

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.
Net incremental gains on the sale of condominium homes and the net incremental gain on the sale of a depreciable asset related to an unconsolidated entity are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation. We consider FFO with gains/losses on the sale of condominium homes and gains/losses on the sale of depreciable assets related to an unconsolidated entity to be a meaningful supplemental measure of performance because the short-term use of funds produce a profit which differs from the traditional long-term investment in real estate for REITs.
For the three and twelve months ended December 31, 2004, distributions to preferred stockholders exclude $1.0 million and $5.7 million, respectively, related to a premium on preferred stock conversions.

Attachment 3
UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
In thousands, except share and per share amounts	2005	2004

ASSETS

Real estate owned:
Real estate held for investment	$5,360,106	$4,795,278
Less: accumulated depreciation	(1,123,119)	(921,805)

	4,236,987	3,873,473
Real estate under development (net of accumulated depreciation of $140 and $0)	117,328	64,921
Real estate held for disposition (net of accumulated depreciation of $570 and $86,082)	34,280	297,015

Total real estate owned, net of accumulated depreciation	4,388,595	4,235,409
Cash and cash equivalents	15,543	7,904
Restricted cash	4,583	6,086
Deferred financing costs, net	31,036	25,151
Notes receivable	64,805	5,000
Investment in unconsolidated development joint venture	—	458
Funds held in escrow from 1031 exchanges pending the acquisition of real estate	—	17,039
Other assets	34,011	34,115
Other assets — real estate held for disposition	3,020	839

Total assets	$4,541,593	$4,332,001

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$1,116,259	$1,145,578
Secured debt — real estate held for disposition	—	52,346
Unsecured debt	2,043,518	1,682,058
Real estate taxes payable	24,672	28,380
Accrued interest payable	26,672	18,773
Security deposits and prepaid rent	26,362	24,129
Distributions payable	45,313	44,624
Accounts payable, accrued expenses, and other liabilities	55,460	49,757
Other liabilities — real estate held for disposition	11,794	7,312

Total liabilities	3,350,050	3,052,957

Minority interests	83,819	83,593

Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
5,416,009 shares of 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2004)	135,400	135,400
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 shares in 2004)	46,571	46,571
Common stock, $0.01 par value ($1.00 par value in 2004); 250,000,000 shares authorized
134,012,053 shares issued and outstanding (136,429,592 shares in 2004)	1,340	136,430
Additional paid-in capital	1,680,115	1,608,858
Distributions in excess of net income	(755,702)	(731,808)

Total stockholders’ equity	1,107,724	1,195,451

Total liabilities and stockholders’ equity	$4,541,593	$4,332,001